UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 16, 2011

CHEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification
incorporation)		Number)

2600 Chemed Center, 255 East 5th Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(513) 762-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240-14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4 (c) under Exchange Act (17 CFR 240-13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

(a)	On May 16, 2011, Chemed Corporation held its annual meeting of shareholders.

(b)	Election of Directors. The following directors, who constitute the entire Board of Directors, were elected at the meeting by the votes indicated:

	Nominee	For	Against	Abstentions

	Kevin J. McNamara	18,103,917	364,587	1,400,436
	George J. Walsh III	14,752,519	3,715,985	1,400,436
	Joel F. Gemunder	14,392,834	4,075,640	1,400,436
	Patrick P. Grace	18,081,721	386,783	1,400,436
	Thomas C. Hutton	18,106,079	362,425	1,400,436
	Walter L. Krebs	17,613,840	854,664	1,400,436
	Andrea R. Lindell	17,629,713	838,791	1,400,436
	Thomas P. Rice	18,352,703	115,801	1,400,436
	Donald E. Saunders	18,095,358	373,146	1,400,436
	Frank E. Wood	13,051,348	5,417,156	1,400,436

At the annual meeting, shareholders voted on the following matters:

Ratification of Auditors.  The proposal to ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the company’s independent auditor for the year ending December 31, 2011, was approved with the following votes:

	Voted	Percent of Voted

For	19,449,790	97.89%
Against	404,480	2.03%
Abstain	14,670	.08%

Say-on-Pay. The proposal to approve, on a non-binding basis, the Company’s executive compensation program, passed as the Board of Directors recommended, with the following votes:

	Voted	Percent of Voted

For	12,895,244	69.82%
Against	4,683,203	25.35%
Abstain	890,057	4.81%
Broker non-votes:	1,400,436	-

Frequency of Say-on-Pay. The proposal to approve, on an advisory basis, the frequency of the advisory vote on the Company’s executive compensation program, was approved with the following votes:

	Voted	Percent of Voted

1 year	11,539,092	62.47%
2 years	4,075,886	22.06%
3 years	1,863,618	10.09%
Abstain	989,908	5.35%
Broker non-votes:	1,400,436	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated: May 20, 2011	By:	/s/ Arthur V. Tucker Jr.
Arthur V. Tucker, Jr.
Vice President and Controller